Exhibit 5.1

May 24, 2023

AlTi Global, Inc.

520 Madison Avenue, 21st Floor

New York, NY 10022

Re: Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended, relating to the registration of the offering by AlTi Global, Inc., a Delaware corporation (the “Company”) of (i) up to 121,404,752 shares (the “Selling Securityholder Shares”) of Class A common stock, par value $0.0001 per share (the “Common Stock”) to be sold by the selling securityholders listed in the Registration Statement under “Selling Securityholders” (the “Selling Securityholders”) and (ii) up to 12,940,597 warrants to be sold by the Selling Securityholders (the “Warrants”).

We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and this opinion is being furnished in accordance with the “Legal Matters” section of the Registration Statement, as it pertains to the portions of New York and Delaware law set forth below and with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined copies of such corporate records, agreements, documents and other instruments of the Company and other certificates and documents of officials of the Company, public officials, and others, as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified, or reproduced copies. or purposes of the opinion set forth in numbered paragraph 3, we have assumed that before the shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are issued the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of unissued shares of Common Stock authorized under the Company’s certificate of incorporation is less than the number of Warrant Shares. In addition, in providing the opinions herein, we have relied, with respect to matters related to the Company’s existence, upon the certificates referenced above.

Based on the foregoing, we are of the opinion that:

1. The Selling Securityholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2. The Warrants constitute valid and binding obligations of the Company.

3. The Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than the laws of the States of Delaware and New York.

B. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

C. This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP